Exhibit 23.2

MERCER

Jennifer Jakubowski

155 North Wacker Drive, Suite 1500

Chicago, IL 60606

+ 1 312 917 9900

Jennifer.Jakubowski@mercer.com

www.mercer.com

February 13, 2012

I, Jennifer Jakubowski, consent to be named as valuation actuary of the HSBC North America (US) Retirement Income Plan in the 2011 Annual Report on Form 20-F of HSBC Holdings plc and inclusion of references to me under the heading “Experts” in the registration statements (nos. 333-10474, 333-92024, 333-102027, 333-103887, 333-104203, 333-109288, 333-113427, 333-127327, 333-126531, 333-135007, 333-143639, 333-145859, 333-155338, 333-158054, 333-158065, 333-162565, 333-170525 and 333-176732).

Sincerely,

/s/ JENNIFER JAKUBOWSKI
Jennifer Jakubowski, FSA, MAAA Enrolled Actuary No. 11-7236